UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 16, 2012

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

000-32561

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting” on May 16, 2012 in Aurora, Ohio. Three proposals were voted upon at the Meeting, which were (1) the election of two (2) persons to serve as directors of the Company for a three-year term expiring at the 2015 Annual Meeting; (2) the election of one person to serve as director of the Company for a one-year term expiring at the 2013 Annual Meeting; and (3) the ratification of the selection of S. R. Snodgrass, A.C. as the independent registered public accountants for the fiscal year ending December 31, 2012. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 9, 2012.

The results of the proposals appear below:

Proposal 1. Election of Directors for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James R. Heslop, II	922,879	15,910	309,322
Robert W. Toth	926,552	12,236	309,322

Proposal 2. Election of Director for a one-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard T. Coyne	870,180	68,608	309,322

Proposal 3. Ratification of the selection of S. R. Snodgrass, A. C. as independent registered public accountants.

For	Against	Abstentions	Broker Non-Votes
1,235,222	4,952	7,936	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 17, 2012	/s/ James R. Heslop, II,
Executive Vice President and COO